Exhibit 10.2

INCENTIVE BONUS PROGRAM

Section 1. Establishment Generally. TVI has established this Incentive Bonus Program (the “Program”) for the benefit of the Employee, subject to all of the terms and conditions set forth herein.

Section 2. EBITDA Bonus Payments.

(a) Subject to the provisions of Section 4(b) hereof and Sections 5, 10(c) and 11 of the Employment Agreement, within one hundred twenty (120) days after the end of each EBITDA Bonus Period, TVI will determine and calculate a bonus payment for each such EBITDA Bonus Period (such payment, if any, an “EBITDA Bonus Payment”). Any EBITDA Bonus Payment shall be payable to the Employee as set forth herein.

(b) The EBITDA Bonus Payment for each EBITDA Bonus Period, if any, will be an amount equal to Employee’s Allocable Share of fifty percent (50%) of the Excess EBITDA for such period.

Section 3. Return on Invested Capital Bonus Payment.

(a) Subject to the provisions of Section 4(b) hereof and Sections 5, 10(c) and 11 of the Employment Agreement, within one hundred twenty (120) days after the end of the Return on Invested Capital Bonus Period, TVI will determine and calculate a bonus payment for such Return on Invested Capital Bonus Period (such payment, if any, the “Return on Invested Capital Bonus Payment”). Any Return on Invested Capital Bonus Payment shall be payable to the Employee as set forth herein.

(b) The Return on Invested Capital Bonus Payment, if any, will be an amount equal to Employee’s Allocable Share of fifty percent (50%) of the product of: (i) six and six-tenths (6.6) multiplied by (ii) Excess EBIT.

Section 4. Calculation; Eligibility.

(a) As soon as reasonably practicable following TVI’s determination of any Bonus Payment, TVI will deliver to the Employee: (A) a statement that includes each element of the calculation of the Bonus Payment; and (B) a certificate of TVI’s Chief Financial Officer certifying on behalf of TVI that the calculation of the Bonus Payment was made in accordance with the terms hereof (such statement and certificate being referred to as the “Bonus Payment Certificate”). The Employee and his professional advisors will be given reasonable access to the books and records of the Company that are necessary to confirm the calculation of the Bonus Payment. All information obtained by the Employee and his advisors shall be deemed to be “Confidential Information” of TVI and remain subject to the restrictions of Section 6 of the Employment Agreement.

(b) Notwithstanding any other provision hereof, the Employee shall be entitled to receive any Bonus Payment hereunder only for so long as he remains continuously employed under his Employment Agreement with TVI at all times through the end of the applicable Bonus Period; provided, however, that Employee shall continue to be eligible to receive a Bonus Payment notwithstanding the earlier termination of the Employee’s employment with TVI in accordance with the terms of Section 5(a) of the Employment Agreement. In the event Employee is not entitled to receive any Bonus Payment (or portion thereof) hereunder, the same shall immediately and automatically be deemed forfeited in full and retained by TVI.

Section 5. Dispute Resolution.

(a) The amount of a Bonus Payment set forth in a Bonus Payment Certificate shall be binding on the Employee unless the Employee presents to TVI within ten (10) Business Days after receipt thereof written notice of disagreement specifying in reasonable detail the nature and extent of the disagreement with respect to TVI’s determination of a Bonus Payment. TVI and the Employee shall attempt in good faith during the thirty (30) days immediately following TVI’s receipt of the Employee’s timely notice of disagreement to resolve any disagreement with respect to such Bonus Payment.

(b) If, at the end of the thirty (30) day period referenced in Section 5(a) above, TVI and the Employee have not resolved all disagreements with respect to whether the calculation of a Bonus Payment is in accordance with the terms hereof, such disagreement, regardless of the legal theory upon which it is based, will be settled in accordance with Section 13(l) of the Employment Agreement.

Section 6. Payment.

(a) EBIDTA Bonus Payments, if any, will be paid to the Employee within thirty (30) days after the amount of such EBIDTA Bonus Payment has been determined conclusively for a particular EBIDTA Bonus Period, and as contemplated herein. Subject to Section 6(d) below, any such payment will be paid: (i) in cash, or (ii) partly in cash and partly in TVI Shares, as TVI shall, in its sole discretion, elect, provided however, that at least thirty-five percent (35%) of each such Bonus Payment shall be in cash.

(b) The Return on Invested Capital Bonus Payment, if any, will be paid to the Employee as follows: one-half (1/2) of the amount of such Return on Invested Capital Bonus Payment will be paid no later than January 1, 2011 and the remaining one-half (1/2) of the amount of such Return on Invested Capital Bonus Payment will be paid no later than January 1, 2012. Subject to Section 6(d) below, any such payment will be paid: (i) in cash, or (ii) partly in cash and partly in TVI Shares, as TVI shall, in its sole discretion, elect, provided however, that at least thirty-five percent (35%) of each such Bonus Payment shall be in cash.

(c) In the event of any issuance of TVI Shares hereunder, such number of shares shall be calculated based upon the average closing price of the such shares as reported on the NASDAQ Capital Market (or other exchange or market on which TVI Shares then trade) for the twenty (20) trading day period immediately preceding the date each Bonus Payment is made.

(d) Notwithstanding any other provision hereof, the total number of TVI Shares issuable under: (i) this Employment Agreement, (ii) the employment agreements entered into this date with other members of the Signature Management Team, and (iii) any other agreement to which TVI is a party relating to the series of transactions contemplated by the Purchase Agreement, that certain Finder’s Agreement dated as of the date hereof and other related documents and agreements shall not exceed nineteen and nine tenths percent (19.9%) of the total number of TVI Shares issued and outstanding as of the Effective Date.

(e) Any TVI Shares issued hereunder shall be issued under the terms of a Stock Agreement (the “Stock Agreement”) which shall specify such terms, conditions and restrictions regarding the TVI Shares as the Company believes are reasonably necessary or appropriate to achieve compliance with both the provisions of applicable Securities Laws and exchange or listing requirements to which the Company is then subject.

(f) Notwithstanding any other provision hereof, in the event that TVI makes payment for any portion of the Return on Invested Capital Bonus Payment by delivery of TVI Shares, the Stock Agreement governing all of such shares (the “Restricted Shares”) shall provide that the Restricted Shares will vest over the two-year period immediately following issuance of such shares conditioned upon Employee’s continued and uninterrupted employment under the Employment Agreement during that period. Specifically, the Stock Agreement shall provide that one-half (1/2) of the Restricted Shares shall vest and be released to Employee on January 1, 2011, and the remaining one-half (1/2) of the Restricted Shares shall vest and be released to Employee on January 1, 2012 (each date, a “Vesting Date”). Notwithstanding any other provision hereof, the Stock Agreement shall provide that in the event Employee’s employment under the Employment Agreement terminates for any reason whatsoever prior to either Vesting Date, the then-unvested portion of any Restricted Shares will, immediately and automatically, be forfeited in full and Employee shall thereafter have no right to same whatsoever. To facilitate the Company’s rights and obligations under this Program, the Company reserves the right to appoint an escrow agent to hold the Restricted Shares during through the relevant Vesting Date(s).

Section 7. Reservation of Rights.

Neither this Program nor any action taken hereunder shall be construed as giving any Company employee, including Employee, any right to be retained as an officer or employee of TVI or any of its Affiliates. Participation in the Program and the right to receive Bonus Payments hereunder shall not give any Company employee any proprietary, ownership, equity or other interest in TVI or any of its Affiliates. No trust fund shall be created in connection with the Program, and there shall be no required funding of amounts that may become payable under the Program.

Section 8. Conduct of Business.

(a) Notwithstanding any other provision hereof, the Employee understands, acknowledges and agrees that TVI is entitled to manage and operate the Company and its businesses in any manner it deems necessary from time to time. Without limiting the generality of the forgoing, with respect to TVI and each of its subsidiaries (including, without limitation, Acquisition Sub) and operating units, TVI shall have the sole right to establish, control and change: (i) the appropriate levels of Working Capital, capital expenditures and selling, general and administrative expenses, (ii) general business, strategic, product and marketing strategies and (iii) the prices, charges and terms and conditions governing the marketing and sales of all of its products and services and reserves the right, in its sole discretion, to accept or reject any order or offers, and to cancel any previously accepted order or offers.

(b) Subject to Section 8(a) above, for each applicable Bonus Period, the general manager(s) of the SSES Business shall present an annual budget to the Chief Employee Officer of TVI for discussion and consultation. The Chief Employee Officer of TVI shall consider in good faith the comments and observations of the general manager(s) of the SSES Business regarding the annual budget and shall make such adjustments, if any, based on such consultation and discussion as the Chief Employee Officer of TVI shall determine are appropriate in light of the then-current business needs of TVI considered as a whole. The Employee acknowledges that he is not authorized to, and will not, take (and will not attempt to cause TVI, the Acquisition Sub or any of their employees to take) any action in bad faith in order to increase the amount of or accelerate the payments, if any, pursuant hereto.

Section 9. Non-Transferability. The interests of Employee hereunder cannot be assigned, anticipated, sold, encumbered or pledged in any manner whatsoever (except upon the death of the Employee by will or by the laws of descent and distribution), and shall not be subject to the claims of the Employee’s creditors and any attempted alienation, anticipation, assignment or attachment shall be void and of no effect ab initio. Prior to payment of any Bonus Payment, no benefit provided hereunder shall be subject to alienation, anticipation or assignment by the Employee (or by any beneficiary), nor shall it be subject to attachment or other legal process of whatever nature. Bonus Payments under this Agreement shall be made only to the Employee or beneficiary entitled to receive the same or to the Employee’s authorized legal representative. Deposit of any sum in any financial institution to the credit of the Employee (or of any beneficiary) shall constitute payment to the Employee (or beneficiary).

Section 10. Tax Withholding. TVI shall have the right to deduct from any Bonus Payment any federal, state, local or employment taxes which it deems are required by law to be withheld with respect to such payment. Upon the reasonable request of the Employee or beneficiary, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same.

Section 11. Securities Law Matters.

(a) Employee acknowledges that the Securities Laws require that no TVI Shares may be offered or issued hereunder or sold or transferred by Employee unless either registered or qualified under such acts or exemptions from such registrations are available. Employee further acknowledges that any TVI Shares to be issued hereunder have not been registered under the Securities Laws and the Company does not intend to, and is not obligated to, register or qualify the offering or issuance of TVI Shares hereunder under any such acts. Consequently, Employee will not be able to transfer any TVI Shares except in compliance with rules and regulations regarding exemptions from such registrations. The share certificate(s) representing any TVI Shares issued hereunder will bear a restrictive legend to this effect. Employee is familiar with the provisions of Rule 144 under the 1933 Act (“Rule 144”) which, as currently in effect, generally permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering, subject to the satisfaction of the conditions thereof.

(b) Regardless of whether the offering and issuance of TVI Shares hereunder have been registered under the Securities Laws, the Company may impose reasonable restrictions upon the sale, pledge, or other transfer of such TVI Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are reasonably necessary or desirable to achieve compliance with the provisions of the Securities Laws. If the offering and/or issuance of TVI Shares hereunder is not registered under such act and the Company determines that the registration requirements of the Securities Laws apply but exemptions are available which requires an investment representation or other representation, the Employee shall be required, as a condition to acquiring such TVI Shares, to represent that such TVI Shares are being acquired for investment only, and not with a view towards the sale or distribution thereof, except in compliance with the Securities Laws, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Notwithstanding any other provision hereof, no TVI Shares shall be issued under this

Program unless and until the Company has determined that all required actions have been taken to register such TVI Shares under the Securities Laws or the Company has determined that exemptions therefrom are available, any applicable listing requirements of any stock exchange on which the TVI Shares are then listed have been satisfied, and any other applicable provision of state, federal or foreign law, has been satisfied.

(c) In connection with any underwritten public offering of TVI Shares, Employee agrees that it shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any TVI Shares for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the 1933 Act. Employee agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Employee’s TVI Shares until the end of such period.

(d) Anything set forth herein or in the Employment Agreement to the contrary notwithstanding, in exchange for Employee agreeing to accept TVI Shares as part payment of amounts due to Employee by the Company, the Company shall, at its own expense, take all commercially reasonable efforts to permit the TVI Shares issued to Employee under this Agreement to be lawfully saleable by Employee to the public pursuant to Rule 144 (or any similar rule or regulation of the Commission allowing it to sell the TVI Shares without registration). Without limiting the generality of the foregoing, the Company agrees to:

(i) Make and keep available “adequate current public information” about the Company, as that term is understood and defined in Rule 144.

(ii) File with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(iii) Furnish to Employee upon request: (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act; (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other reports and documents of the Company as the Employee may reasonably request to avail himself of Rule 144 (or any similar rule or regulation of the Commission allowing it to sell the TVI Shares without registration).

(iv) Subject to the satisfaction of the legal and factual requirements of Rule 144 (or any similar rule or regulation of the Commission allowing it to sell the TVI Shares without registration) instruct: (A) its securities counsel to issue the legal opinions typically required to permit qualifying sales thereunder, without cost to Employee; and (B) its transfer agent to process Rule 144 sale requests including, without limitation, removing any Rule 144 restrictive legend from the share certificate(s) representing the TVI Shares, without cost to Employee.

Section 12. Government and Other Regulations. The obligation of TVI to make any payment hereunder shall be subject to all applicable laws, and regulations promulgated thereunder, and to such approvals by government agencies as may be required.

Section 13. Tax Matters. Employee understands and acknowledges that TVI has directed Employee to seek independent tax and financial advice regarding the tax consequences hereunder including the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the income tax laws of any municipality, state or foreign country in which Employee may reside, and the tax consequences hereunder generally including, without limitation, the operation of Code Section 83. Employee assumes all responsibility for paying taxes resulting hereunder.

Section 14. Relation to Employment Agreement. Except as expressly set forth herein, this Program is subject to all the provisions of the Employment Agreement. In the event of any conflict between the provisions of this Program and those of the Employment Agreement, the provisions of the Employment Agreement shall control. Any capitalized term used herein not specifically defined herein shall have the same meaning as is ascribed to such term under the Employment Agreement.

Section 15. Definitions. For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below.

“1933 Act” means the Securities Act of 1933, as amended.

“Accounting Policies” means the cost accounting policies established by TVI from time to time in the exercise of its sole discretion and consistently applied by it to the SSES Business.

“Actual Average Annual EBIT” means the average annual EBIT over the Return on Invested Capital Bonus Period, calculated as the sum of EBIT for each year of the Return on Invested Capital Bonus Period (i.e., each of the years ending December 31, 2007, 2008 and 2009) divided by three (3).

“Actual EBIT Ratio” is a percentage obtained by dividing Actual Average Annual EBIT by the Total Invested Capital.

“Aggregate Non-compete Fee” means an amount equal to three million dollars ($3,000,000).

“Bonus Payment” means an EBITDA Bonus Payment or the Return on Invested Capital Bonus Payment, if any.

“Bonus Payment Certificate” has the meaning set forth in Section 4(a) hereof.

“Bonus Period” means an EBITDA Bonus Period or the Return on Invested Capital Bonus Period, as the case may be.

“Commission” means the Securities and Exchange Commission.

“EBIT” means EBITDA, less the SSES Business’ depreciation and amortization plus any EBITDA Bonus Payments.

“EBIT Hurdle Ratio” means fifteen percent (15%).

“EBITDA” means, for each EBITDA Bonus Period, the net income of the SSES Business, as determined in accordance with GAAP, plus interest, income taxes, depreciation and amortization of the SSES Business for such period; provided, however, that for purposes of calculating EBITDA: (a) such calculations shall be determined in a manner consistent with the Accounting Policies; and (b) any other extraordinary gain or loss (as defined under APB Opinion No. 30 or SFAS No. 144) shall be excluded.

For purposes of clarification, in determining EBITDA, direct and indirect (allocated) costs and expenses incurred by TVI or any of its Affiliates on behalf of the SSES Business (e.g., salary, bonuses and related employment expenses for any personnel of TVI or its Affiliates attributable to the SSES Business, the insurance coverage obtained with respect to the SSES Business under policies maintained by TVI or any of its Affiliates, corporate governance and Sarbanes-Oxley costs, audit fees and other similar costs and expenses) will be included among the expenses of the SSES Business.

“EBITDA Bonus Payment” has the meaning set forth in Section 2(b).

“EBITDA Bonus Periods” means each of the: (a) the period from the date hereof through December 31, 2006, and (b) the three (3) separate calendar years ending December 31, 2007, 2008 and 2009.

“EBITDA Milestone” means: (a) for the period from the date hereof until December 31, 2006, eight hundred seventy-five thousand dollars ($875,000), and (b) for each of the calendar years ending December 31, 2007, 2008 and 2009, three million five hundred thousand dollars ($3,500,000).

“Employee’s Allocable Share” means thirty-three and one-third percent (33 &1/3%).

“Employee’s Non-compete Share” means thirty-three and one-third percent (33 &1/3%).

“Employment Agreement” means the Employment Agreement entered into between TVI and Employee as of this date, to which this Program is an exhibit.

“Excess EBIT” means a dollar amount obtained by multiplying the difference, if any, by which the Actual EBIT Ratio exceeds the EBIT Hurdle Ratio by the Total Invested Capital.

“Excess EBITDA” means, for each EBITDA Bonus Period, the amount by which actual EBITDA for such period exceeds the EBITDA Milestone for such period.

“Non-compete Fee” means an amount equal to Employee’s Non-compete Share multiplied by the Aggregate Non-compete Fee.

“Other Programs” means the two (2) other bonus programs established as of this date for the two other Signature Managers substantially identical to this Program excepting the definition of “Employee’s Allocable Share.”

“Return on Invested Capital Bonus Payment” has the meaning set forth in Section 3(b).

“Return on Invested Capital Bonus Period” means the three-year period beginning January 1, 2007 and ending December 31, 2009.

“Securities Laws” means the 1933 Act, the 1934 Act and the State Acts.

“Signature Business Finder’s Fee” means an amount equal to two million dollars ($2,000,000).

“SSES Business” means the Signature Business, as owned and conducted by Acquisition Sub and TVI after consummation of the Transaction.

“SSES Business Fixed Assets” means the amount invested by TVI and its Affiliates in the SSES Business’ buildings, machinery, fixtures, furniture and equipment and other tangible assets not expected to be consumed or converted into cash within one (1) year.

“Signature Business Purchase Price” means the “Purchase Price,” as such term is defined in, and adjusted under, the Purchase Agreement.

“SSES Business Working Capital” means as of any date, the excess of the Total Current Assets minus Total Current Liabilities as of that date.

“State Acts” means the securities laws of states and jurisdictions other than the United States.

“Total Current Assets” means the sum of the value of the following assets: (a) cash and cash equivalents, (b) accounts receivable (of ninety (90) days or less) and (c) inventory (including stock and work-in-progress).

“Total Current Liabilities” means the sum of the following liabilities: (a) amounts owed for interest, (b) amounts owed for accounts payable, (c) amounts owed for short-term loans, (d) amounts owed for expenses incurred but unpaid and (e) other debts or liabilities due within one (1) year.

“Total Invested Capital” means: (a) the sum of (i) the Signature Business Purchase Price, (ii) the Signature Business Finder’s Fee, and (iii) the Aggregate Non-compete Fee, plus or minus (b) any net increase or decrease from the beginning of the Return on Invested Capital Bonus Period compared to the end of the Return on Invested Capital Bonus Period, as the case may be, in both SSES Business Working Capital and SSES Business Fixed Assets.

“TVI Shares” means TVI’s Common Stock, par value One Cent ($0.01) per share.